PagerDuty Announces Pricing of $350 Million Convertible Senior Notes Offering
SAN FRANCISCO – October 10, 2023 – PagerDuty, Inc. (NYSE: PD) ("PagerDuty”) today announced the pricing of $350 million principal amount of 1.50% Convertible Senior Notes due 2028 (the “notes”) in a private placement (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). PagerDuty also granted the initial purchasers of the notes an option to purchase up to an additional $52.5 million principal amount of notes. The sale of the notes is expected to close on October 13, 2023, subject to customary closing conditions.
The notes will be senior unsecured obligations of PagerDuty and will accrue interest payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2024, at a rate of 1.50% per year. The notes will mature on October 15, 2028 unless earlier converted, redeemed or repurchased. The initial conversion rate of the notes will be 36.5647 shares of PagerDuty’s common stock per $1,000 principal amount of such notes (equivalent to an initial conversion price of approximately $27.35 per share). The initial conversion price of the notes represents a premium of approximately 27.5% over the last reported sale price of PagerDuty’s common stock on the New York Stock Exchange on October 10, 2023. Upon conversion, PagerDuty will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of PagerDuty’s common stock or a combination of cash and shares of PagerDuty’s common stock, at PagerDuty’s election, in respect of the remainder, if any, of PagerDuty’s conversion obligation in excess of the aggregate principal amount of the notes being converted.
PagerDuty may not redeem the notes prior to October 20, 2026. PagerDuty may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on or after October 20, 2026 and prior to the 61st scheduled trading day immediately preceding the maturity date, if the last reported sale price of PagerDuty’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which PagerDuty provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
If PagerDuty undergoes a “fundamental change” (as defined in the indenture that will govern the notes), then, subject to certain conditions and limited exceptions, holders may require PagerDuty to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, upon certain corporate events that occur prior to the maturity date of the notes or if PagerDuty delivers a notice of redemption in respect of some or all of the notes, it will, under certain circumstances, increase the conversion rate of the notes for holders who elect to convert their notes in connection with such a corporate event or convert their notes called (or deemed called) for redemption during the related redemption period, as the case may be.
PagerDuty estimates that the net proceeds from the offering will be approximately $339.4 million (or $390.4 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by PagerDuty. PagerDuty expects to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions that it entered into as described below. Additionally, PagerDuty expects to use a portion of the net proceeds from the offering to repurchase for cash certain of its 1.25% Convertible Senior Notes due 2025 (the “2025 notes”) and shares of PagerDuty’s common stock, each as described below. PagerDuty intends to use the remainder of the net proceeds for working capital or other general corporate purposes, which may include potential acquisitions and strategic transactions. If the initial purchasers exercise their option to purchase additional notes, PagerDuty expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions and the remainder of such net proceeds for working capital or other general corporate purposes, which may include potential acquisitions and strategic transactions. From time to time, PagerDuty evaluates potential strategic transactions and acquisitions of businesses, technologies or products.
In connection with the pricing of the notes, PagerDuty entered into privately negotiated capped call transactions (the “capped call transactions”) with certain of the initial purchasers or their respective affiliates and other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of PagerDuty’s common stock that will initially underlie the notes. The capped call transactions are expected to offset the potential dilution to PagerDuty’s common stock as a result of any conversion of notes, with such reduction subject to a cap. The cap price of the capped call transactions relating to the notes will initially be $42.90, which represents a premium of 100% over the last reported sale price of PagerDuty’s common stock on the New York Stock Exchange on October 10, 2023, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, PagerDuty expects to enter into additional capped call transactions with the option counterparties.
In connection with establishing their initial hedges of the capped call transactions, PagerDuty expects that the option counterparties and/or their respective affiliates may enter into various derivative transactions with respect to PagerDuty’s common stock and/or purchase PagerDuty’s common stock in secondary market transactions concurrently with or shortly after the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of PagerDuty’s common stock or the notes at that time.
In addition, PagerDuty expects that the option counterparties and/or their respective affiliates may modify or unwind their hedge positions by entering into or unwinding various derivative transactions and/or purchasing or selling PagerDuty’s common stock or other securities of PagerDuty in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are scheduled to occur during the observation period relating to any conversion of the notes on or after June 15, 2028 that is not in connection with a redemption, or following PagerDuty’s election to terminate any portion of the capped call transactions in connection with any repurchase, redemption, exchange or early conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of PagerDuty’s common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that a noteholder will receive upon conversion of its notes.
PagerDuty expects to use approximately $224.5 million of the net proceeds from this offering to repurchase for cash $230.0 million aggregate principal amount of its 2025 notes, including accrued and unpaid interest on the 2025 notes, concurrently with the pricing of the offering in privately negotiated transactions effected through one of the initial purchasers or one of its affiliates (each, a “note repurchase transaction”). The offering is not contingent upon the repurchase of the 2025 notes. In connection with any note repurchase transaction, PagerDuty expects that holders of the 2025 notes who agree to have their 2025 notes repurchased and who have hedged their equity price risk with respect to such notes (the “hedged holders”) will unwind all or part of their hedge positions by buying PagerDuty’s common stock and/or entering into or unwinding various derivative transactions with respect to PagerDuty’s common stock. The amount of PagerDuty’s common stock to be purchased by the hedged holders may have been substantial in relation to the historic average daily trading volume of PagerDuty’s common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of PagerDuty’s common stock, including concurrently with the pricing of the notes, and may have increased the initial conversion price of the notes. In addition, in connection with any repurchases of the 2025 notes, PagerDuty may elect to terminate portions of the capped call transactions that it entered into in connection with the issuance of the 2025 notes (the "existing capped call transactions"). In connection with such terminations, the counterparties to the existing capped call transactions may unwind various derivatives and/or sell PagerDuty's common stock or other securities of PagerDuty in the secondary market following the pricing of the notes, which could affect the market price of PagerDuty's common stock and the notes.
PagerDuty also expects to use approximately $50.0 million of the net proceeds from the offering to repurchase for cash shares of PagerDuty’s common stock from purchasers of notes in the offering at a purchase price per share equal to the last reported sale price per share of PagerDuty's common stock on October 10, 2023, which was $21.45 per share, concurrently with the pricing of the offering in privately negotiated transactions effected through one of the initial purchasers or one of its affiliates. The offering is not contingent upon the repurchase of PagerDuty's common stock. These repurchases could increase (or reduce the size of any decrease in) the market price of PagerDuty’s common stock or the notes. In the case of repurchases effected concurrently with the offering, this activity could have affected the market price of PagerDuty's common stock prior to, concurrently with or shortly after the pricing of the notes, and could have increased the initial conversion price for the notes.

Neither the notes, nor any shares of PagerDuty’s common stock issuable upon conversion of the notes, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons, absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
About PagerDuty
PagerDuty, Inc. (NYSE:PD) is a global leader in digital operations management. The PagerDuty Operations Cloud revolutionizes how critical work gets done, and powers the agility that drives digital transformation. Customers rely on the PagerDuty Operations Cloud to compress costs, accelerate productivity, win revenue, sustain seamless digital experiences, and earn customer trust.
Forward-Looking Statements
This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements concerning the closing of the offering of the notes and capped call transactions, the note repurchase transactions or the share repurchases, the potential impact of the foregoing or related transactions on dilution to holders of our common stock, the market price of our common stock or the notes, and the anticipated use of proceeds from the offering. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, whether we will consummate the offering of notes, the note repurchase transactions or the share repurchases on the expected terms or at all, each of which could differ or change based upon market conditions or for other reasons, and the other risks detailed in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the year ended January 31, 2023, in our quarterly report on Form 10-Q for the quarter ended July 31, 2023 and in other filings and reports that we may file from time to time with the SEC. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations Contact:
Tony Righetti
investor@pagerduty.com